Exhibit 21.1

The following is a listing of subsidiaries of US Concrete, Inc. as of February 24, 2020. All are wholly-owned unless otherwise indicated.

Entity Name	Ownership Type	Primary Jurisdiction
1045016 B.C. Ltd.	Indirect	British Columbia
160 East 22nd Terminal LLC	Indirect	New Jersey
A.B. of Sayville, Ltd.	Indirect	New York
Aggregate & Concrete Testing, LLC	Indirect	New York
Alberta Investments, Inc.	Direct	Texas
Alliance Haulers, Inc.	Direct	Texas
American Concrete Products, Inc.	Indirect	California
Atlas Redi-Mix, LLC	Indirect	Texas
Atlas-Tuck Concrete, Inc.	Direct	Oklahoma
Beall Concrete Enterprises, LLC	Indirect	Texas
Bode Concrete LLC	Indirect	California
Bode Gravel Co.	Indirect	California
Breckenridge Ready Mix, Inc.	Indirect	Texas
BSLH Realty Corp.	Indirect	New York
Central Concrete Supply Co., Inc.	Direct	California
Colonial Concrete Co.	Indirect	New Jersey
Coram Materials Corp.	Indirect	New York
Custom-Crete Redi-Mix, LLC	Indirect	Texas
Custom-Crete, LLC	Indirect	Texas
Eagle Rock Aggregates, Inc.	Indirect	Delaware
Eagle Rock Materials Ltd.	Indirect	British Columbia
Eastern Concrete Materials, Inc.	Indirect	New Jersey
Ferrara Bros., LLC	Indirect	Delaware
Ferrara West LLC	Indirect	New Jersey
Hamburg Quarry Limited Liability Company	Indirect	New Jersey
Heavy Materials, LLC	Indirect	U.S. Virgin Islands
Ingram Concrete, LLC	Indirect	Texas
Kurtz Gravel Company	Direct	Michigan
Local Concrete Supply & Equipment, LLC	Indirect	Delaware
Master Mix Concrete, LLC	Indirect	New Jersey
Master Mix, LLC	Indirect	Delaware
Miller Place Development, LLC	Indirect	New York
MLFF Realty Corp.	Indirect	New York
New York Sand & Stone, LLC	Indirect	New York
NorCal Materials, Inc.	Direct	California
NYC Concrete Materials, LLC	Indirect	Delaware
Orca Sand & Gravel Limited Partnership	Indirect	British Columbia
Orca Sand & Gravel Ltd.	Indirect	British Columbia
Outrigger, LLC	Direct	Delaware
Pebble Lane Associates, LLC	Indirect	Delaware

Exhibit 21.1

Entity Name	Ownership Type	Primary Jurisdiction
Polaris Aggregates Inc.	Direct	Delaware
Polaris Materials Corporation	Direct	British Columbia
Premco Organization, Inc.	Indirect	New Jersey
Quality Rock Holdings LTD.	Indirect	British Columbia
Quality Sand & Gravel Ltd.	Indirect	British Columbia
Redi-Mix Concrete, L.P.	Indirect	Texas
Redi-Mix GP, LLC	Indirect	Texas
Redi-Mix, LLC	Indirect	Texas
Right Away Redy Mix Incorporated	Direct	California
Rock Transport, Inc.	Direct	California
Sierra Precast, Inc.	Direct	California
Smith Pre-Cast, Inc.	Direct	Delaware
Spartan Products, LLC	Indirect	U.S. Virgin Islands
Superior Concrete Materials, Inc.	Indirect	District of Columbia
Titan Concrete Industries, Inc.	Direct	Delaware
U.S. Concrete On-Site, Inc.	Direct	Delaware
USC Atlantic, Inc.	Direct	Delaware
USC Management Co., LLC	Direct	Delaware
USC Payroll, Inc.	Direct	Delaware
USC Technologies, Inc.	Direct	Delaware
USC-Jenna, LLC	Indirect	Delaware
USC-Kings, LLC	Indirect	Delaware
USC - New York Payroll, LLC	Direct	Delaware
USC-NYCON, LLC	Indirect	Delaware
Valente Equipment Leasing Corp.	Indirect	New York
WMC IP, Inc.	Direct	New Jersey
WMC OP, LLC	Indirect	New Jersey
Yardarm, LLC	Direct	Delaware